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                                                                Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-83285) pertaining to the 1998 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan, of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Inet Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                           ERNST & YOUNG LLP


Dallas, Texas
March 22, 2001